As filed with the Securities and Exchange Commission on June 14, 1999
                                                      Registration No. 333-77137

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                            THE HAIN FOOD GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                       22-3240619
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                      Identification Number)
                         50 Charles Lindbergh Boulevard
                            Uniondale, New York 11553
                                 (516) 237-6200
   (Address,        including zip code, and telephone number, including area
                    code, of registrant's principal executive offices)
                                 Irwin D. Simon
                      President and Chief Executive Officer
                            The Hain Food Group, Inc.
                         50 Charles Lindbergh Boulevard
                            Uniondale, New York 11553
                                 (516) 237-6200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------
                                   copies to:
    Roger Meltzer, Esq.                            Kenneth W. Miller, Esq.
  Cahill Gordon & Reindel                           Walter Weinberg, Esq.
      80 Pine Street                                Katten Muchin & Zavis
 New York, New York 10005                    525 West Monroe Street, Suite 1600
      (212) 701-3000                                  Chicago, IL 60661
                                                       (312) 902-5200
                         ------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered to on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.


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



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred in connection with the sale of common stock being registered (all amounts are estimated except the SEC registration fee and the Nasdaq National Market listing fee). We will bear all expenses incurred in connection with the sale of the common stock being registered hereby, and the selling stockholders will not bear any portion of such expenses other than underwriters' commissions and discounts relating to the shares to be sold by each selling stockholders and certain "blue sky" filing, registration and qualification fees, as provided in such agreement.


SEC Registration Fee...............................................     $4,980
Nasdaq National Market Listing Fee.................................     17,500
Legal Fees and Expenses............................................     50,000
Accounting Fees and Expenses.......................................     60,000
Miscellaneous......................................................      7,520
                                                                      --------

         Total.....................................................   $140,000
                                                                      ========




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Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Tenth of the certificate of incorporation of the registrant eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such elimination of the personal liability of a director of the registrant does not apply to (a) any breach of the director's duty of loyalty to the registrant or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) actions prohibited under Section 174 of the Delaware General Corporation Law (the "DGCL") (i.e., liabilities imposed upon directors who vote for or assent to the unlawful payment of dividends, unlawful repurchase or redemption of stock, unlawful distribution of assets of the Issuer to the stockholders without the prior payment or discharge of the registrant's debts or obligations, or unlawful making or guaranteeing of loans to directors), or (d) any transaction from which the director derived an improper personal benefit.

     Section 145 of the DCGL provides, in summary, that directors and officers of Delaware corporations such as the registrant are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. In addition, Article Eleventh of the registrant's certificate of incorporation and Article VI of the registrant's by-laws provide for the registrant to indemnify its corporate personnel, directors and officers to the full extent permitted by Section 145 of the DGCL, as the same may be supplemented or amended from time to time.




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Item 16. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:


Exhibit No.                         Description

2.1 Agreement and Plan of Merger dated April 6, 1999 by and among Hain Acquisition Corp., The Hain Food Group, Inc. and National Nutrition Group, Inc. (Incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K dated April 27, 1999 (the "Hain 8-K")).

4.1 Form of Convertible Note (Incorporated by reference to Exhibit 4.1 to the Hain 8-K).

5 Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.

23.1* Consent of Ernst & Young LLP, Independent Auditors.

23.2* Consent of PricewaterhouseCoopers LLP, Independent Auditors.

23.3* Consent of McGladrey & Pullen, LLP, Independent Auditors.

23.4* Consent of McGinty & Associates, Independent Auditors.

23.5* Consent of Katz & Bloom, LLC, Independent Auditors.

23.6* Consent of Deloitte & Touche LLP, Independent Auditors.

23.7* Consent of Cahill Gordon & Reindel (included in Exhibit 5).

24* Powers of Attorney authorizing execution of Registration Statement on Form S-3 on behalf of certain directors of Registrant.


---------------------

*    Previously filed.



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Item 17. UNDERTAKINGS.

     (A) The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

               (b) To reflect in the prospectus any acts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or con-



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trolling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (D) The undersigned registrant hereby undertakes that:

          1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Uniondale, State of New York, on this 14th day of June, 1999.

                            THE HAIN FOOD GROUP, INC.


                            By:   /s/ Irwin D. Simon
                                  ---------------------------------
                                  Name:  Irwin D. Simon
                                  Title:  President and Chief Executive Officer






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




                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


 /s/ Andrew R. Heyer*                 Chairman of the Board of Directors                 June 14th, 1999
 ---------------------
    Andrew R. Heyer

  /s/ Irwin D. Simon                  President, Chief Executive                         June 14th, 1999
----------------------                Officer and Director
     Irwin D. Simon

  /s/ Gary M. Jacobs*                 Chief Financial Officer, Treasurer and             June 14th, 1999
----------------------                Secretary (Principal Financial Officer)
     Gary M. Jacobs

----------------------                Director                                           June 14th, 1999
    Beth L. Bronner

  /s/ Willam J. Fox*                  Director                                           June 14th, 1999
----------------------
     William J. Fox

----------------------                Director                                           June 14th, 1999
     Jack Futterman

  /s/ James S. Gold*                  Director                                           June 14th, 1999
----------------------
     James S. Gold

 /s/ Kenneth J. Daley*                Director                                           June 14th, 1999
----------------------
    Kenneth J. Daley

*By: /s/ Irwin D. Simon
     ------------------------
     Irwin D. Simon
     Attorney-in-Fact


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


                                INDEX TO EXHIBITS

Exhibit                      Description

2.1 Agreement and Plan of Merger dated April 6, 1999 by and among Hain Acquisition Corp., The Hain Food Group, Inc. and National Nutrition Group, Inc. (Incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K dated April 27, 1999 (the "Hain 8-K")).

4.1 Form of Convertible Note (Incorporated by reference to Exhibit 4.1 to the Hain 8-K).

5 Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.

23.1* Consent of Ernst & Young LLP, Independent Auditors.

23.2* Consent of PricewaterhouseCoopers LLP, Independent Auditors.

23.3* Consent of McGladrey & Pullen, LLP, Independent Auditors.

23.4* Consent of McGinty & Associates, Independent Auditors.

23.5* Consent of Katz & Bloom, LLC, Independent Auditors.

23.6* Consent of Deloitte & Touche LLP, Independent Auditors.

23.7* Consent of Cahill Gordon & Reindel (included in Exhibit 5).

24* Powers of Attorney authorizing execution of Registration Statement on Form S-3 on behalf of certain directors of Registrant (included on signature pages to this Registration Statement).

--------------------

*   Previously filed.



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